news release

FOR RELEASE AT 3:15 AM PT	EXHIBIT 99.1
FEBRUARY 2, 2024
Chevron Reports Fourth Quarter 2023 Results
•Reported earnings of $2.3 billion; adjusted earnings of $6.5 billion
•Record $26.3 billion cash returned to shareholders in 2023
•Record annual worldwide and U.S. production
•Announced an 8 percent increase in quarterly dividend to $1.63/share
San Ramon, Calif., February 2, 2024 – Chevron Corporation (NYSE: CVX) reported earnings of $2.3 billion ($1.22 per share - diluted) for fourth quarter 2023, compared with $6.4 billion ($3.33 per share - diluted) in fourth quarter 2022. Included in the current quarter were $1.8 billion of U.S. upstream impairment charges and $1.9 billion of decommissioning obligations from previously sold assets in the U.S. Gulf of Mexico. Foreign currency effects decreased earnings by $479 million. Adjusted earnings of $6.5 billion ($3.45 per share - diluted) in fourth quarter 2023 compared to adjusted earnings of $7.9 billion ($4.09 per share - diluted) in fourth quarter 2022. See Attachment 4 for a reconciliation of adjusted earnings.
Earnings & Cash Flow Summary

	Unit	4Q 2023	3Q 2023	4Q 2022	2023	2022
Total Earnings / (Loss)	$ MM	$2,259	$6,526	$6,353	$21,369	$35,465
Upstream	$ MM	$1,586	$5,755	$5,485	$17,438	$30,284
Downstream	$ MM	$1,147	$1,683	$1,771	$6,137	$8,155
All Other	$ MM	$(474)	$(912)	$(903)	$(2,206)	$(2,974)
Earnings Per Share - Diluted	$/Share	$1.22	$3.48	$3.33	$11.36	$18.28
Adjusted Earnings (1)	$ MM	$6,453	$5,721	$7,850	$24,693	$36,542
Adjusted Earnings Per Share - Diluted (1)	$/Share	$3.45	$3.05	$4.09	$13.13	$18.83
Cash Flow From Operations (CFFO)	$ B	$12.4	$9.7	$12.5	$35.6	$49.6
CFFO Excluding Working Capital (1)	$ B	$11.4	$8.9	$11.5	$38.8	$47.5
(1) See non-GAAP reconciliation in attachments
“In 2023, we returned more cash to shareholders and produced more oil and natural gas than any year in the company’s history,” said Mike Wirth, Chevron’s chairman and chief executive officer. Cash returned to shareholders totaled over $26 billion for the year, 18 percent higher than last year’s record total, and annual worldwide net oil-equivalent production increased to over 3.1 million barrels of oil-equivalent per day, led by 14 percent growth in the United States.
“We also strengthened our portfolio with traditional and new energy acquisitions to help meet the growing demand for affordable, reliable, and ever-cleaner energy,” Wirth concluded. In 2023, the company completed several acquisitions, including PDC Energy, Inc. and a majority stake in ACES Delta, LLC, and signed an agreement to acquire Hess Corporation.

Financial and Business Highlights

	Unit	4Q 2023	3Q 2023	4Q 2022	2023	2022
Return on Capital Employed (ROCE)%		5.1%	14.5%	14.2%	11.9%	20.3%
Capital Expenditures (Capex)	$ B	$4.4	$4.7	$3.8	$15.8	$12.0
Affiliate Capex	$ B	$0.9	$0.8	$1.0	$3.5	$3.4
Free Cash Flow (1)	$ B	$8.1	$5.0	$8.7	$19.8	$37.6
Free Cash Flow ex. working capital (1)	$ B	$7.1	$4.2	$7.7	$23.0	$35.5
Debt Ratio (end of period)%		11.5%	11.1%	12.8%	11.5%	12.8%
Net Debt Ratio (1) (end of period)%		7.3%	8.1%	3.3%	7.3%	3.3%
Net Oil-Equivalent Production	MBOED	3,392	3,146	3,011	3,120	2,999
(1) See non-GAAP reconciliation in attachments
2023 Financial Highlights
~~•~~Reported earnings declined compared to last year primarily due to lower upstream realizations, losses from decommissioning obligations for previously sold assets in the U.S. Gulf of Mexico, higher U.S. upstream impairment charges mainly in California and lower margins on refined product sales.
•Worldwide and U.S. net oil-equivalent production set annual records. Worldwide production was up 4 percent from a year ago primarily due to the acquisition of PDC Energy, Inc. (PDC) and growth in the Permian Basin, which was up 10 percent over 2022.
•Added approximately 980 million barrels of net oil-equivalent proved reserves in 2023, which are subject to final reviews, that equate to 86 percent of net oil equivalent production for the year. The largest net additions were from acquisitions in the United States, and extensions and discoveries in the Permian Basin. The largest net reductions were from revisions in the Permian Basin, east Texas and California.
•Capex in 2023 was up 32 percent from last year primarily due to higher investments in the United States, including about $450 million invested in PDC assets post-acquisition and approximately $650 million of inorganic spend, mainly due to the acquisition of a majority stake in ACES Delta, LLC. Capex excludes the acquisition cost of PDC.
•Cash flow from operations was lower than a year ago mainly due to lower commodity prices and lower margins on refined product sales. Over the past three years, the company has generated over $110 billion in cash flow from operations and nearly $80 billion of free cash flow.
•Eliminated over $4 billion of debt, including all debt assumed in the PDC acquisition, resulting in a net debt ratio of 7.3 percent.
•The company returned a record $26.3 billion of cash to shareholders during 2023, including dividends of $11.3 billion (3 percent higher than 2022) and share repurchases of $14.9 billion (32 percent higher than last year).
•The company’s Board of Directors declared an 8 percent increase in the quarterly dividend to one dollar and sixty-three cents ($1.63) per share, payable March 11, 2024, to all holders of common stock as shown on the transfer records of the corporation at the close of business on February 16, 2024.

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2023 Business Highlights
•Completed the acquisition of PDC, enhancing the company’s strong presence in the DJ and Permian Basins in the United States.
•Completed the acquisition of a majority stake in ACES Delta, LLC, which is developing a green hydrogen production and storage hub in Utah.
•Achieved first oil at the Mad Dog 2 project in the Gulf of Mexico.
•Achieved first natural gas production from the Gorgon Stage 2 development in Australia.
•Achieved mechanical completion on the Future Growth Project at the company’s 50 percent-owned affiliate, Tengizchevroil.
•Converted the diesel hydrotreater at the El Segundo, California refinery to process either 100 percent renewable or traditional feedstocks.
•Reached final investment decision to construct a third gathering pipeline that is expected to increase natural gas production capacity at the Leviathan reservoir, offshore Israel.
•Expanded the Bayou Bend carbon capture and sequestration hub on the U.S. Gulf Coast through an acquisition of nearly 100,000 acres.
•Received approvals to extend Block 0 concession in Angola through 2050.
•Received approval to extend licenses with PetroBoscan, S.A. and PetroIndependiente, S.A. in Venezuela through 2041.
•Acquired 73 exploration blocks in the Gulf of Mexico (GOM) lease sale 259 and submitted winning bids on 28 blocks in GOM lease sale 261, subject to final government approval.
•Announced a definitive agreement to acquire Hess Corporation, which is expected to strengthen Chevron’s long-term performance by adding world-class assets and people.

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Segment Highlights
Upstream

U.S. Upstream	Unit	4Q 2023	3Q 2023	4Q 2022	2023	2022
Earnings / (Loss)	$ MM	$(1,347)	$2,074	$2,618	$4,148	$12,621
Net Oil-Equivalent Production	MBOED	1,598	1,407	1,192	1,349	1,181
Liquids Production	MBD	1,164	1,028	895	997	888
Natural Gas Production	MMCFD	2,604	2,275	1,789	2,112	1,758
Liquids Realization	$/BBL	$58.69	$62.42	$66.00	$59.19	$76.71
Natural Gas Realization	$/MCF	$1.62	$1.39	$4.94	$1.67	$5.55
•U.S. upstream reported a loss in the fourth quarter 2023. The results were lower than the year-ago period primarily due to charges associated with decommissioning obligations for previously sold assets in the U.S. Gulf of Mexico, higher impairment charges mainly from assets in California, and lower realizations. These items were partially offset by higher sales volumes, including from production post-closing of the PDC acquisition.
•U.S. net oil-equivalent production was up 34 percent from fourth quarter 2022 and set a new quarterly record, primarily due to the acquisition of PDC, which added 266,000 oil-equivalent barrels per day during the quarter, and higher production in the Permian Basin.

International Upstream	Unit	4Q 2023	3Q 2023	4Q 2022	2023	2022
Earnings / (Loss) (1)	$ MM	$2,933	$3,681	$2,867	$13,290	$17,663
Net Oil-Equivalent Production	MBOED	1,794	1,739	1,819	1,771	1,818
Liquids Production	MBD	851	803	852	833	831
Natural Gas Production	MMCFD	5,661	5,616	5,799	5,632	5,919
Liquids Realization	$/BBL	$74.54	$75.64	$77.67	$71.70	$90.71
Natural Gas Realization	$/MCF	$7.31	$6.96	$10.35	$7.69	$9.75
(1) Includes foreign currency effects	$ MM	$(162)	$584	$(83)	$376	$816
•International upstream earnings in the fourth quarter 2023 were higher than a year ago primarily due to the absence of fourth quarter 2022 write-off and impairment charges, and lower operating expenses, partially offset by lower realizations.
•Net oil-equivalent production during the quarter was down 25,000 barrels per day from a year earlier primarily due to normal field declines.

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Downstream

U.S. Downstream	Unit	4Q 2023	3Q 2023	4Q 2022	2023	2022
Earnings / (Loss)	$ MM	$470	$1,376	$1,180	$3,904	$5,394
Refinery Crude Oil Inputs	MBD	923	961	888	934	866
Refined Product Sales	MBD	1,298	1,303	1,236	1,287	1,228
•U.S. downstream earnings in fourth quarter 2023 were lower compared to last year primarily due to lower margins on refined product sales.
•Refinery crude oil inputs during the quarter increased 4 percent from the year-ago period as the company processed more crude oil in place of other feedstocks.
•Refined product sales in fourth quarter 2023 were up 5 percent from the year-ago period, primarily due to higher demand for jet fuel.

International Downstream	Unit	4Q 2023	3Q 2023	4Q 2022	2023	2022
Earnings / (Loss) (1)	$ MM	$677	$307	$591	$2,233	$2,761
Refinery Crude Oil Inputs	MBD	629	625	653	626	639
Refined Product Sales	MBD	1,437	1,431	1,441	1,445	1,386
(1) Includes foreign currency effects	$ MM	$(58)	$24	$(112)	$(12)	$235
•International downstream earnings during the quarter were higher compared to a year ago primarily due to lower unfavorable foreign currency effects.
•Refinery crude oil inputs in fourth quarter 2023 decreased 4 percent from the year-ago period as refinery runs decreased due to planned shutdowns.
•Refined product sales during the quarter were flat compared to fourth quarter last year.

All Other

All Other	Unit	4Q 2023	3Q 2023	4Q 2022	2023	2022
Net charges (1)	$ MM	$(474)	$(912)	$(903)	$(2,206)	$(2,974)
(1) Includes foreign currency effects	$ MM	$(259)	$(323)	$(210)	$(588)	$(382)
•All Other consists of worldwide cash management and debt financing activities, corporate administrative functions, insurance operations, real estate activities and technology companies.
•Net charges in fourth quarter 2023 decreased compared to a year ago primarily due to lower employee benefit costs and favorable tax items.
Chevron is one of the world’s leading integrated energy companies. We believe affordable, reliable and ever-cleaner energy is essential to enabling human progress. Chevron produces crude oil and natural gas; manufactures transportation fuels, lubricants, petrochemicals and additives; and develops technologies that enhance our business and the industry. We aim to grow our oil and gas business, lower the carbon intensity of our operations and grow new lower carbon businesses in renewable fuels, hydrogen, carbon capture, offsets and other emerging technologies. More information about Chevron is available at www.chevron.com.
# # #
Contact: Randy Stuart -- +1 713-283-8609

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NOTICE
Chevron’s discussion of fourth quarter 2023 earnings with security analysts will take place on Friday, February 2, 2024, at 8:00 a.m. PT. A webcast of the meeting will be available in a listen-only mode to individual investors, media, and other interested parties on Chevron’s website at www.chevron.com under the “Investors” section. Prepared remarks for today’s call, additional financial and operating information and other complementary materials will be available prior to the call at approximately 3:30 a.m. PT and located under “Events and Presentations” in the “Investors” section on the Chevron website.
As used in this news release, the term “Chevron” and such terms as “the company,” “the corporation,” “our,” “we,” “us” and “its” may refer to Chevron Corporation, one or more of its consolidated subsidiaries, or to all of them taken as a whole. All of these terms are used for convenience only and are not intended as a precise description of any of the separate companies, each of which manages its own affairs.
Please visit Chevron’s website and Investor Relations page at www.chevron.com and www.chevron.com/investors, LinkedIn: www.linkedin.com/company/chevron, Twitter: @Chevron, Facebook: www.facebook.com/chevron, and Instagram: www.instagram.com/chevron, where Chevron often discloses important information about the company, its business, and its results of operations.
Non-GAAP Financial Measures - This news release includes adjusted earnings/(loss), which reflect earnings or losses excluding significant non-operational items including impairment charges, write-offs, decommissioning obligations from previously sold assets, severance costs, gains on asset sales, unusual tax items, effects of pension settlements and curtailments, foreign currency effects and other special items. We believe it is useful for investors to consider this measure in comparing the underlying performance of our business across periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income (loss) as prepared in accordance with U.S. GAAP. A reconciliation to net income (loss) attributable to Chevron Corporation is shown in Attachment 4.
This news release also includes cash flow from operations excluding working capital, free cash flow and free cash flow excluding working capital. Cash flow from operations excluding working capital is defined as net cash provided by operating activities less net changes in operating working capital, and represents cash generated by operating activities excluding the timing impacts of working capital. Free cash flow is defined as net cash provided by operating activities less capital expenditures and generally represents the cash available to creditors and investors after investing in the business. Free cash flow excluding working capital is defined as net cash provided by operating activities excluding working capital less capital expenditures and generally represents the cash available to creditors and investors after investing in the business excluding the timing impacts of working capital. The company believes these measures are useful to monitor the financial health of the company and its performance over time. Reconciliations of cash flow from operations excluding working capital, free cash flow and free cash flow excluding working capital are shown in Attachment 3.
This news release also includes net debt ratio. Net debt ratio is defined as total debt less cash and cash equivalents and marketable securities as a percentage of total debt less cash and cash equivalents and marketable securities, plus Chevron Corporation stockholders’ equity, which indicates the company’s leverage, net of its cash balances. The company believes this measure is useful to monitor the strength of the company’s balance sheet. A reconciliation of net debt ratio is shown in Attachment 2.

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CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This news release contains forward-looking statements relating to Chevron’s operations and energy transition plans that are based on management’s current expectations, estimates and projections about the petroleum, chemicals and other energy-related industries. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “progress,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “aspires” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond the company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: changing crude oil and natural gas prices and demand for the company’s products, and production curtailments due to market conditions; crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; technological advancements; changes to government policies in the countries in which the company operates; public health crises, such as pandemics and epidemics, and any related government policies and actions; disruptions in the company’s global supply chain, including supply chain constraints and escalation of the cost of goods and services; changing economic, regulatory and political environments in the various countries in which the company operates; general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine, the war between Israel and Hamas and the global response to these hostilities; changing refining, marketing and chemicals margins; actions of competitors or regulators; timing of exploration expenses; timing of crude oil liftings; the competitiveness of alternate-energy sources or product substitutes; development of large carbon capture and offset markets; the results of operations and financial condition of the company’s suppliers, vendors, partners and equity affiliates; the inability or failure of the company’s joint-venture partners to fund their share of operations and development activities; the potential failure to achieve expected net production from existing and future crude oil and natural gas development projects; potential delays in the development, construction or start-up of planned projects; the potential disruption or interruption of the company’s operations due to war, accidents, political events, civil unrest, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the company’s control; the potential liability for remedial actions or assessments under existing or future environmental regulations and litigation; significant operational, investment or product changes undertaken or required by existing or future environmental statutes and regulations, including international agreements and national or regional legislation and regulatory measures related to greenhouse gas emissions and climate change; the potential liability resulting from pending or future litigation; the ability to successfully integrate the operations of the company and PDC Energy, Inc. and achieve the anticipated benefits from the transaction, including the expected incremental annual free cash flow; the risk that Hess Corporation (Hess) stockholders do not approve the potential transaction, and the risk that regulatory approvals are not obtained or are obtained subject to conditions that are not anticipated by the company and Hess; potential delays in consummating the potential transaction, including as a result of regulatory proceedings; the company’s ability to integrate Hess’ operations in a successful manner and in the expected time period; the possibility that any of the anticipated benefits and projected synergies of the potential transaction will not be realized or will not be realized within the expected time period; the company’s future acquisitions or dispositions of assets or shares or the delay or failure of such transactions to close based on required closing conditions; the potential for gains and losses from asset dispositions or impairments; government mandated sales, divestitures, recapitalizations, taxes and tax audits, tariffs, sanctions, changes in fiscal terms or restrictions on scope of company operations; foreign currency movements compared with the U.S. dollar; higher inflation and related impacts; material reductions in corporate liquidity and access to debt markets; changes to the company’s capital allocation strategies; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; the company’s ability to identify and mitigate the risks and hazards inherent in operating in the global energy industry; and the factors set forth under the heading “Risk Factors” on pages 20 through 26 of the company’s 2022 Annual Report on Form 10-K and in subsequent filings with the U.S. Securities and Exchange Commission. Other unpredictable or unknown factors not discussed in this news release could also have material adverse effects on forward-looking statements.

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CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 1
(Millions of Dollars, Except Per-Share Amounts)
(unaudited)

CONSOLIDATED STATEMENT OF INCOME
	Three Months Ended December 31,		Year Ended December 31,
REVENUES AND OTHER INCOME	2023	2022	2023	2022
Sales and other operating revenues	$48,933	$54,523	$196,913	$235,717
Income (loss) from equity affiliates	990	1,623	5,131	8,585
Other income (loss)	(2,743)	327	(1,095)	1,950
Total Revenues and Other Income	47,180	56,473	200,949	246,252
COSTS AND OTHER DEDUCTIONS
Purchased crude oil and products	28,477	32,570	119,196	145,416
Operating expenses (1)	7,523	7,891	29,240	29,321
Exploration expenses	254	453	914	974
Depreciation, depletion and amortization	6,254	4,764	17,326	16,319
Taxes other than on income	1,062	864	4,220	4,032
Interest and debt expense	120	123	469	516
Total Costs and Other Deductions	43,690	46,665	171,365	196,578
Income (Loss) Before Income Tax Expense	3,490	9,808	29,584	49,674
Income tax expense (benefit)	1,247	3,430	8,173	14,066
Net Income (Loss)	2,243	6,378	21,411	35,608
Less: Net income (loss) attributable to noncontrolling interests	(16)	25	42	143
NET INCOME (LOSS) ATTRIBUTABLE TO CHEVRON CORPORATION	$2,259	$6,353	$21,369	$35,465

(1) Includes operating expense, selling, general and administrative expense, and other components of net periodic benefit costs.

PER SHARE OF COMMON STOCK
Net Income (Loss) Attributable to Chevron Corporation
- Basic	$1.23	$3.34	$11.41	$18.36
- Diluted	$1.22	$3.33	$11.36	$18.28
Weighted Average Number of Shares Outstanding (000's)
- Basic	1,861,474	1,910,602	1,872,737	1,931,486
- Diluted	1,868,101	1,919,731	1,880,307	1,940,277

Note: Shares outstanding (excluding 14 million associated with Chevron’s Benefit Plan Trust) were 1,851 million and 1,901 million at December 31, 2023, and December 31, 2022, respectively.

EARNINGS BY MAJOR OPERATING AREA	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Upstream
United States	$(1,347)	$2,618	$4,148	$12,621
International	2,933	2,867	13,290	17,663
Total Upstream	1,586	5,485	17,438	30,284
Downstream
United States	470	1,180	3,904	5,394
International	677	591	2,233	2,761
Total Downstream	1,147	1,771	6,137	8,155
All Other	(474)	(903)	(2,206)	(2,974)
NET INCOME (LOSS) ATTRIBUTABLE TO CHEVRON CORPORATION	$2,259	$6,353	$21,369	$35,465

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CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 2
(Millions of Dollars)
(unaudited)

SELECTED BALANCE SHEET ACCOUNT DATA (Preliminary)	December 31, 2023	December 31, 2022
Cash and cash equivalents	$8,178	$17,678
Marketable securities	$45	$223
Total assets	$261,632	$257,709
Total debt	$20,836	$23,339
Total Chevron Corporation stockholders' equity	$160,957	$159,282
Noncontrolling interests	$972	$960

SELECTED FINANCIAL RATIOS
Total debt plus total stockholders’ equity	$181,793	$182,621
Debt ratio (Total debt / Total debt plus stockholders’ equity)	11.5%	12.8%

Adjusted debt (Total debt less cash and cash equivalents and marketable securities)	$12,613	$5,438
Adjusted debt plus total stockholders’ equity	$173,570	$164,720
Net debt ratio (Adjusted debt / Adjusted debt plus total stockholders’ equity)	7.3%	3.3%

RETURN ON CAPITAL EMPLOYED (ROCE)	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Total reported earnings	$2,259	$6,353	$21,369	$35,465
Non-controlling interest	(16)	25	42	143
Interest expense (A/T)	111	113	432	476
ROCE earnings	2,354	6,491	21,843	36,084
Annualized ROCE earnings	9,416	25,964	21,843	36,084
Average capital employed*	184,786	183,425	183,173	177,445
ROCE	5.1%	14.2%	11.9%	20.3%
*Capital employed is the sum of Chevron Corporation stockholders’ equity, total debt and noncontrolling interest. Average capital employed is computed by averaging the sum of capital employed at the beginning and the end of the period.

	Three Months Ended December 31,		Year Ended December 31,
CAPEX BY SEGMENT	2023	2022	2023	2022
United States
Upstream	$2,608	$2,183	$9,842	$6,847
Downstream	418	582	1,536	1,699
Other	133	128	351	310
Total United States	3,159	2,893	11,729	8,856

International
Upstream	1,094	833	3,836	2,718
Downstream	93	93	237	375
Other	15	16	27	25
Total International	1,202	942	4,100	3,118
CAPEX	$4,361	$3,835	$15,829	$11,974

AFFILIATE CAPEX (not included above):
Upstream	$517	$634	$2,310	$2,406
Downstream	333	352	1,224	960
AFFILIATE CAPEX	$850	$986	$3,534	$3,366

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CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 3
(Billions of Dollars)
(unaudited)

SUMMARIZED STATEMENT OF CASH FLOWS (Preliminary)(1)	Three Months Ended December 31,		Year Ended December 31,

OPERATING ACTIVITIES	2023	2022	2023	2022
Net Income (Loss)	$2.2	$6.4	$21.4	$35.6
Adjustments
Depreciation, depletion and amortization	6.3	4.8	17.3	16.3
Distributions more (less) than income from equity affiliates	1.4	—	(0.9)	(4.7)
Loss (gain) on asset retirements and sales	—	(0.1)	(0.1)	(0.6)
Net foreign currency effects	0.7	0.2	0.6	(0.4)
Deferred income tax provision	(1.0)	0.4	0.3	2.1
Net decrease (increase) in operating working capital	1.0	1.0	(3.2)	2.1
Other operating activity	1.9	(0.2)	0.2	(0.9)
Net Cash Provided by Operating Activities	$12.4	$12.5	$35.6	$49.6

INVESTING ACTIVITIES
Acquisition of businesses, net of cash acquired	—	—	0.1	(2.9)
Capital expenditures (Capex)	(4.4)	(3.8)	(15.8)	(12.0)
Proceeds and deposits related to asset sales and returns of investment	0.3	0.2	0.7	2.6
Other investing activity	—	—	(0.1)	0.1
Net Cash Used for Investing Activities	$(4.1)	$(3.7)	$(15.2)	$(12.1)

FINANCING ACTIVITIES
Net change in debt	—	(0.3)	(4.1)	(8.5)
Cash dividends — common stock	(2.8)	(2.7)	(11.3)	(11.0)
Shares issued for share-based compensation	—	0.3	0.3	5.8
Shares repurchased	(3.4)	(3.8)	(14.9)	(11.3)
Distributions to noncontrolling interests	—	—	—	(0.1)
Net Cash Provided by (Used for) Financing Activities	$(6.2)	$(6.4)	$(30.1)	$(25.0)

EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	0.1	0.1	(0.1)	(0.2)
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	$2.3	$2.4	$(9.8)	$12.3

RECONCILIATION OF NON-GAAP MEASURES (1)
Net Cash Provided by Operating Activities	$12.4	$12.5	$35.6	$49.6
Less: Net decrease (increase) in operating working capital	1.0	1.0	(3.2)	2.1
Cash Flow from Operations Excluding Working Capital	$11.4	$11.5	$38.8	$47.5

Net Cash Provided by Operating Activities	$12.4	$12.5	$35.6	$49.6
Less: Capital expenditures	4.4	3.8	15.8	12.0
Free Cash Flow	$8.1	$8.7	$19.8	$37.6
Less: Net decrease (increase) in operating working capital	1.0	1.0	(3.2)	2.1
Free Cash Flow Excluding Working Capital	$7.1	$7.7	$23.0	$35.5
(1) Totals may not match sum of parts due to presentation in billions.

-MORE-

CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 4
(Millions of Dollars)
(unaudited)

RECONCILIATION OF NON-GAAP MEASURES
	Three Months Ended December 31, 2023			Three Months Ended December 31, 2022			Year Ended December 31, 2023			Year Ended December 31, 2022
REPORTED EARNINGS	Pre-Tax	Income Tax	After-Tax	Pre-Tax	Income Tax	After-Tax	Pre-Tax	Income Tax	After-Tax	Pre-Tax	Income Tax	After-Tax

U.S. Upstream			$(1,347)			$2,618			$4,148			$12,621
Int'l Upstream			2,933			2,867			13,290			17,663
U.S. Downstream			470			1,180			3,904			5,394
Int'l Downstream			677			591			2,233			2,761
All Other			(474)			(903)			(2,206)			(2,974)
Net Income (Loss) Attributable to Chevron			$2,259			$6,353			$21,369			$35,465

SPECIAL ITEMS
U.S. Upstream
Write-offs & impairments	$(2,324)	$559	$(1,765)	$—	$—	$—	$(2,324)	$559	$(1,765)	$—	$—	$—
Early contract termination	—	—	—	—	—	—	—	—	—	(765)	165	(600)
Decommissioning obligations	(2,561)	611	(1,950)	—	—	—	(2,561)	611	(1,950)	—	—	—
Int'l Upstream
Asset sale gains	—	—	—	—	—	—	—	—	—	328	(128)	200
Write-offs & impairments	—	—	—	(813)	(262)	(1,075)	—	—	—	(813)	(262)	(1,075)
Tax items	—	—	—	—	—	—	—	655	655	—	—	—
All Other
Pension settlement costs	—	—	—	(21)	4	(17)	(53)	13	(40)	(352)	81	(271)
Total Special Items	$(4,885)	$1,170	$(3,715)	$(834)	$(258)	$(1,092)	$(4,938)	$1,838	$(3,100)	$(1,602)	$(144)	$(1,746)

FOREIGN CURRENCY EFFECTS
Int'l Upstream			$(162)			$(83)			$376			$816
Int'l Downstream			(58)			(112)			(12)			235
All Other			(259)			(210)			(588)			(382)
Total Foreign Currency Effects			$(479)			$(405)			$(224)			$669

ADJUSTED EARNINGS/(LOSS) *
U.S. Upstream			$2,368			$2,618			$7,863			$13,221
Int'l Upstream			3,095			4,025			12,259			17,722
U.S. Downstream			470			1,180			3,904			5,394
Int'l Downstream			735			703			2,245			2,526
All Other			(215)			(676)			(1,578)			(2,321)
Total Adjusted Earnings/(Loss)			$6,453			$7,850			$24,693			$36,542

Total Adjusted Earnings/(Loss) per share			$3.45			$4.09			$13.13			$18.83

* Adjusted Earnings/(Loss) is defined as Net Income (loss) attributable to Chevron Corporation excluding special items and foreign currency effects.